Exhibit 99.1

1259 NW 21 Street

Pompano Beach, FL 33069

NEWS

November 18, 2005

FOR MORE INFORMATION:

954-917-7665

HOWARD L. EHLER, JR.

EXECUTIVE VICE PRESIDENT

IMPERIAL ANNOUNCES

APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

Pompano Beach, FL………Imperial Industries, Inc. (Nasdaq CM: “IPII”) announced today that Steven M. Healy has joined the Company as Chief Financial Officer and Principal Accounting Officer of the Company.

Mr. Healy, age 43, a CPA, most recently served as an auditor for BDO Seidman, LLC from July 2004 to October 2005. From July 2000 to July 2004, Mr. Healy served as Director of Finance for System One Technologies, Inc. a manufacturer of industrial parts washers for use in automotive, aviation and general industrial repair markets. From March 1997 to July 2000, Mr. Healy served as Director of Finance for Radiant Oil Company, a privately held fuel distributor, convenience store operator and real estate company. From January 1993 to March 1997, he served as Controller of United Leisure Industries, Inc., a privately held vertically integrated manufacturer and distributor for sport and recreational equipment. From January 1987 to December1992, Mr. Healy served as an auditor for Deloitte & Touche LLP.

S. Daniel Ponce, Imperial’s Chairman of the board, stated: “We are excited about Mr. Healy joining our Company and adding his professional guidance and expertise, particularly in the areas of financial controls and management information systems.”

Howard L. Ehler, Jr., Principal Executive Officer of the Company, and now the former Chief Financial Officer of the Company, will continue to serve as Chief Operating Officer of the Company, President of Premix-Marbletite Manufacturing Co. and Vice President of Just-Rite Supply, Inc., subsidiaries of the Company. Mr. Ehler had served as Chief Financial Officer of the Company for over 20 years. Betty J. Murchison, formerly the Company’s Principal Accounting Officer since 1995, will continue to serve as the Chief Accounting Officer of Premix-Marbletite Manufacturing Co., as well as Assistant Vice President and Assistant Secretary of the Company.

Imperial Industries, Inc., a building products company, sells products throughout the Southeastern United States with facilities in the States of Florida, Georgia, Mississippi and Alabama. The Company is engaged in the manufacturing and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiary, Premix-Marbletite Manufacturing Co. The Company’s subsidiary, Just-Rite Supply, Inc., is engaged in the distribution of the Company’s manufactured products, as well as gypsum, roofing, insulation and masonry products manufactured by other companies. See our website at www.imperialindustries.com for more information about the Company.

Page 2 of News Release dated November 18, 2005

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including changes in economic, business, and competitive market conditions, and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.”  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission (“SEC”), and in other reports already filed with the SEC.